Exhibit 2

Signature

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date:  February 13, 1995

Bruce S. Sherman
President of Private Capital Management, Inc.

Bruce S. Sherman
Individually

Gregg J. Powers
Individually

Michael J. Seaman
Individually